Exhibit 99.1

PRA Group Appoints Glenn Marino to Board of Directors

Appointment Follows Constructive Engagement with Engaged Capital

NORFOLK, Va., March 12, 2024 – PRA Group, Inc. (Nasdaq: PRAA) (“PRA Group” or the "Company"), a global leader in acquiring and collecting nonperforming loans, announced today the appointment of Glenn Marino to the Company’s Board of Directors (the “Board”), effective March 15, 2024.

Marino brings 30+ years of experience in the consumer finance industry to the PRA Group Board. Most recently, he served as Executive Vice President, Chief Commercial Officer and CEO of the Payment Solutions business at Synchrony Financial, Inc. (“Synchrony”), an $18 billion financial services company. Prior to the spin-off of Synchrony by General Electric Corporation (“GE”), Marino was CEO of Sales Finance for GE’s North American retail finance business, and later served as CEO of Payment Solutions and Chief Commercial Officer for the business. He also previously served as CEO of Monogram Credit Services, a joint venture between GE and Bank One Corporation (now part of JPMorgan Chase). Currently, Marino serves on the board of directors of Upbound Group, Inc. (formerly Rent-A-Center).

“We are pleased to welcome Glenn to the Board at this important time in our Company’s transformation,” said Steve Fredrickson, Chairman of the PRA Group Board. “Glenn’s deep industry experience and track record of execution will be an asset to the Board and management team as we execute on our strategy and position PRA Group for the future. We look forward to benefiting from his insights and expertise as we continue to advance our initiatives to drive profitable growth.”

“PRA Group is a well-established leader in the nonperforming loan industry,” said Marino. “The Company has made impressive strides over the last year and I look forward to supporting the significant work already underway to stabilize performance and drive PRA Group’s turnaround.”

The PRA Group Board regularly reviews its composition to ensure it reflects the right mix of skills, expertise and diversity of perspectives to effectively oversee management and enhance shareholder value. Marino’s appointment follows a thorough director search process conducted by the Board in collaboration with Engaged Capital, LLC (“Engaged Capital”), one of the Company’s stockholders. Following Marino’s appointment, the Board will include six directors appointed in the last six years, consistent with the Board’s commitment to ongoing refreshment.

“We appreciate PRA Group’s constructive engagement and collaborative approach to this refreshment process,” said Glenn W. Welling, Founder and CIO of Engaged Capital. “We are confident that Mr. Marino’s extensive sector knowledge and proven skillset make him a valuable addition to the Company’s Board, and we look forward to seeing the PRA Group team continue to execute well and create value for stockholders.”

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

Forward-Looking Statements
Statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on our current beliefs, projections, assumptions and expectations concerning future operations and financial performance. Such statements involve uncertainties and risks, some of which are not currently known to us, and may be superseded by future events that could cause actual results to differ materially from those expressed or implied in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release and are qualified in their entirety by these cautionary statements. Information regarding risks and other factors that could cause our actual results to differ materially from our expectations can be found in our most recent Annual Report on Form 10-K and in subsequent Securities and Exchange Commission filings and should be considered when evaluating the forward-looking statements in this press release. Except as required by law, we assume no obligation to update or revise these statements to reflect changes in the events, conditions, or circumstances upon which any such forward-looking statements are based.

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
(757) 431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 641-0558
Elizabeth.Kersey@PRAGroup.com